Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-52280 and No. 333-88240 on Form S-8 of our reports dated March 16, 2009, relating to the consolidated financial statements and financial statement schedule of PRIMEDIA Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of United States Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, as of December 31, 2006 and the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007) and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 16, 2009